Exhibit 3.1

Amended and Restated Bylaws
of
BSQUARE Corporation

(Incorporated under the Laws of Washington)

(Effective August 6, 2020)

Table of Contents

Page

Article I	Definitions	1
Article II	Shareholders	2
2.1	Annual Meeting	2
2.2	Special Meetings	2
2.3	Notice of Meetings	2
2.4	Quorum; Vote Requirement	3
2.5	Adjournments	3
2.6	Record Date	4
2.7	Organization of Meetings	4
2.8	Proxies	4
2.9	Meetings by Communications Equipment	4
2.10	Voting List	5
2.11	Notice of Shareholder Business to be Conducted at the Annual Meeting of Shareholders; Advance Notice Procedures	5
2.12	Inspectors of Election	7
Article III	Board of Directors	8
3.1	Responsibility of Board of Directors	8
3.2	Number and Term of Office	8
3.3	Vacancies	8
3.4	Quorum	9
3.5	Removal of Directors	9
3.6	Resignation	9
3.7	Annual Meeting	9
3.8	Regular Meetings	9
3.9	Special Meetings	10
3.10	Notice of Special Meetings	10
3.11	Waiver of Notice	10
3.12	Committees	11
3.13	Action by Written Consent	11
3.14	Meetings by Communications Equipment	11
3.15	Compensation of Directors	12
3.16	Nomination of Director Candidates	12

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TABLE OF CONTENTS
(continued)

Page

Article IV	Officers	15
4.1	Appointment	15
4.2	Qualification	15
4.3	Officers Enumerated	15
4.4	Delegation	17
4.5	Resignation	17
4.6	Removal	17
4.7	Vacancies	17
4.8	Other Officers and Agents	17
4.9	Compensation	18
4.10	General Standards for Officers	18
Article V	Contracts, Checks and Drafts	18
5.1	Contracts	18
5.2	Checks, Drafts, Etc.	18
5.3	Deposits	18
Article VI	Capital Stock	19
6.1	Issuance of Shares	19
6.2	Certificates of Stock	19
6.3	Stock Records	20
6.4	Restrictions on Transfer	20
6.5	Transfers	20
Article VII	Records of Corporate Meetings	21
Article VIII	Financial Matters	21
Article IX	Corporate Seal	21
Article X	General Provisions	21
10.1	Communications by Facsimile	21
10.2	Construction	21
10.3	Severability	22
10.4	Time Periods	22
Article XI	Amendments	22
11.1	By the Board	22
11.2	By the Shareholders	22

ii

Amended and Restated Bylaws
of
BSQUARE Corporation

Article I
Definitions

As used in these Bylaws, the following terms shall have the following meanings:

“Articles of Incorporation” means the corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

“Board” means the board of directors of the corporation.

“Bylaws” means these Amended and Restated Bylaws of the corporation, as amended from time to time.

The “corporation” means BSQUARE Corporation, a Washington corporation.

“Electronic transmission” means an electronic communication (a) not directly involving the physical transfer of a record in a tangible medium and (b) that may be retained, retrieved and reviewed by the sender and the recipient thereof, and that may be directly reproduced in a tangible medium by such a sender and recipient.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execute,” “executes” or “executed” means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission.

“RCW” means the Revised Code of Washington and “RCW 23B” means Title 23B of the Revised Code of Washington (also known as the Washington Business Corporation Act).

“Record” means information inscribed on a tangible medium or contained in an electronic transmission.

“Tangible medium” means a writing, copy of a writing or facsimile or a physical reproduction, each on paper or on other tangible material.

“Washington Business Corporation Act” means the Washington Business Corporation Act, as amended from time to time.

“Writing” or “written” means embodied in a tangible medium, and excludes an electronic transmission.

Article II
Shareholders

2.1	Annual Meeting

The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at a place, day, and time to be set by the Board.

2.2	Special Meetings

Except as otherwise provided in the Articles of Incorporation, special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board, the Chairperson of the Board (if one be appointed), the Chief Executive Officer of the corporation or the President of the corporation. Except as otherwise provided in the Articles of Incorporation, special meetings of the shareholders may not be called by any other person or persons. Business transacted at any special meeting of shareholders shall be confined to the purpose or purposes stated in the notice of meeting.

2.3	Notice of Meetings.

2.3.1       Content and Timing of Notice.

(a)     Notice stating the date, time and place of the meeting, any information required by the corporation’s Articles of Incorporation or these Bylaws and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting.

(b)     If the business to be conducted at any meeting includes (i) any proposed amendment to the Articles of Incorporation, (ii) any proposed merger or exchange of shares, (iii) any proposed sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual or regular course of its business or (iv) any proposed voluntary dissolution of the corporation, then the written notice shall state that the purpose or one of the purposes is to consider the proposed action and shall describe the proposed action with reasonable clarity, and shall be accompanied by a copy of the proposed amendment or plan. Written notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in this Section 2.3.

2.3.2      Type and Effectiveness of Notice. Notice to shareholders may be given by personal delivery, mail, private carrier, telegraph, teletype, facsimile transmission (with confirmation of receipt) or, with the consent of the shareholder entitled to receive notice, by electronic transmission. Notice given by personal delivery is effective when received by a shareholder. Notice given by mail is effective when deposited in the U.S. mail, if delivered by postage prepaid envelope directed to each shareholder at such shareholder’s address as it appears in the records of the corporation. Notice given by private carrier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the records of the corporation. Notice given by telegraph, teletype or facsimile transmission (with confirmation of receipt) is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (ii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, by private carrier, by telegraph, teletype or facsimile transmission or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.3.3      Waiver of Notice. A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act before or after the date and time of the meeting that is the subject of the notice. Except as provided below, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. In the case of a special meeting, or an annual meeting at which fundamental corporate changes are considered, a shareholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

2.4	Quorum; Vote Requirement

A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Subject to the foregoing, the determination of the voting groups entitled to vote (as required by law), and the quorum and voting requirements applicable thereto, must be made separately for each matter being considered at a meeting. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

If a quorum exists, action on a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a greater number of affirmative votes is required by law, contract or by the Articles of Incorporation or these Bylaws.

2.5	Adjournments

Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws by the chairperson of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the Board fixes a new record date for determining the shareholders entitled to vote at the adjourned meeting in accordance with Section 2.6, written notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.

2.6	Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of a meeting, the Board may fix a future date as the record date for the determination. The record date shall be not less than ten (10) nor more than seventy (70) days prior to the date of the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. If no notice is given because all shareholders entitled to notice have waived notice, then the record date for the determination of shareholders entitled to notice of or to vote at a meeting shall be the date on which the last such waiver of notice was obtained. The determination of the record date shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned for more than one hundred twenty (120) days after the date fixed for the original meeting.

2.7	Organization of Meetings

Meetings of the shareholders shall be presided over by the Chairperson of the Board, or if a Chairperson of the Board has not been appointed or is not present, by the Chief Executive Officer, or if the Chief Executive Officer is not present, by a chairperson to be chosen by the Chief Executive Officer or the Board. Such person shall have absolute authority over all matters of procedure for any meeting or any part thereof. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.8	Proxies

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his, her or its duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation or other officer of the corporation or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy. Any proxy regular on its face shall be presumed to be valid.

2.9	Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of telephone or similar communication equipment by which all persons participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

2.10	Voting List

At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made. Such list shall be arranged in alphabetical order with the address of and number of shares held by each shareholder. Such record shall be kept on file at the principal office of the corporation for a period of ten (10) days prior to such meeting. The record shall be produced and kept open at the time and place of such meeting for the inspection of any shareholder. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.11	Notice of Shareholder Business to be Conducted at the Annual Meeting of Shareholders; Advance Notice Procedures

2.11.1     Generally. At any annual meeting of shareholders, only such business (other than nominations for election of directors, which is governed by Section 3.16 of these Bylaws) shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder who (i) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the notice procedures set forth in this Section 2.11 as to such business. For any business to be properly brought before an annual meeting by a shareholder (other than nominations for election of directors, which is governed by Section 3.16 of these Bylaws), it must be a proper matter for shareholder action under the Washington Business Corporation Act, and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.

2.11.2     Timely Notice To be timely, a shareholder’s notice shall be in writing and must be received at the corporation’s principal executive offices not later than ninety (90) nor earlier than one hundred twenty (120) prior to the first anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 3.16.4 of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

2.11.3     Proper Form A shareholder’s notice to the Secretary of the corporation shall set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment, and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”), (i) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and of any other Proposing Person, (ii) the class or series and number of shares of the corporation which are owned beneficially and of record by the shareholder and any other Proposing Person as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the corporation owned beneficially and of record by the shareholder and any other Proposing Person as of the record date for voting at the meeting, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the shareholder and any other Proposing Person in such business, (v) the following information regarding the ownership interests of the shareholder and any other Proposing Person which shall be supplemented in writing by the shareholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (A) a description of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (B) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or other Proposing Person has a right to vote any shares of any security of the corporation (other than revocable proxies received pursuant to a solicitation of proxies in accordance with the Exchange Act); (C) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or other Proposing Person with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (“Short Interests”); (D) a description of any rights to dividends on the shares of the corporation owned beneficially by such shareholder or other Proposing Person that are separated or separable from the underlying shares of the corporation; (E) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such shareholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or other Proposing Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such shareholder or other Proposing Person; and (H) a description of any direct or indirect interest of such shareholder or other Proposing Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (vi) any other information relating to such shareholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The terms “associate” and “beneficially owned” for purposes hereof shall have the meanings set forth in Section 3.16.4 of these Bylaws.

2.11.4     Waiver. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting or a special meeting of shareholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

2.11.5     Compliance with the Exchange Act Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided, however, that any references in this Section 2.11 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in, or the corporation to omit proposals from, the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

Notwithstanding any provisions to the contrary, the notice requirements set forth in Sections 2.11.1 and 2.11.3 above shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of the shareholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

2.12	Inspectors of Election

Before any meeting of shareholders, the Board may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the chairperson of the meeting may appoint an inspector of elections to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. Such inspector of elections shall:

(a)     determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and, with the advice of legal counsel to the corporation, the authenticity, validity and effect of proxies pursuant to RCW 238.07.220 and 23B.07.240 and any procedure adopted by the Board of Directors pursuant to RCW 23B.07.230;

(b)     receive votes, ballots or consents;

(c)     hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)     count and tabulate all votes or consents;

(e)     determine the result; and

(f)     do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Article III
Board of Directors

3.1	Responsibility of Board of Directors

The business and affairs and property of the corporation shall be managed under the direction of the Board. A director shall discharge the duties of a director, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation. In discharging the duties of a director, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence. A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted above unwarranted. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct imposed by law upon directors. A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director’s office in compliance with this section.

3.2	Number and Term of Office

3.2.1     Number of Directors. Subject to any limitation in the Articles of Incorporation, the authorized number of directors of the corporation will be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. No director need be a shareholder of the corporation or a resident of the State of Washington. Each director must be at least eighteen (18) years of age.

3.2.2     Election and Term of Office. At each annual meeting of shareholders, the shareholders shall elect directors. Each director shall hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

3.3	Vacancies

Any vacancy occurring in the Board shall be filled as provided in the Articles of Incorporation.

3.4	Quorum

3.4.1     Board of Directors Meetings. Except in particular situations where a lesser number is expressly permitted by law or this Section 3.4.1, and unless a greater number is required by the Articles of Incorporation, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless a different vote is specified by law, the Articles of Incorporation or these Bylaws. If the number of directors in office at any time is less than the number fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of directors in office; provided that in no event shall a quorum consist of fewer than one-third of the number specified in or fixed in accordance with these Bylaws.

3.4.2     Initial Quorum. Directors at a meeting of the Board at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided such withdrawal does not reduce the number of directors attending the meeting below the level of a quorum.

3.4.3     Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.10 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.5	Removal of Directors

A director may only be removed as provided in the Articles of Incorporation.

3.6	Resignation

A director may resign at any time by delivering written notice to the Board, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

3.7	Annual Meeting

The first meeting of each newly elected Board shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which the Board is elected. Such meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the shareholders.

3.8	Regular Meetings

3.8.1     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such place, day, and time as shall from time to time be fixed by resolution of the Board.

3.8.2     Regular Committee Meetings. Regular meetings of any committee designated by the Board may be held at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington as such committee may from time to time designate. The schedule for meetings of any committee shall be set by said committee.

3.9	Special Meetings

3.9.1     Special Meetings. Special meetings of the Board may be called by or at the request of the Chairperson of the Board, the Chief Executive Officer, the President or any director, to be held at such place, day and time as specified by the person or persons calling the meeting.

3.9.2     Special Committee Meetings. Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board.

3.10	Notice of Special Meetings

3.10.1     Content and Timing of Notice. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director on the Board or committee, as applicable, in the form of a record or orally, as provided in this Section 3.10. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of the meeting. Notice of the meeting shall be given at least two (2) days prior to the day on which the meeting is to be held.

3.10.2     Type of Notice. Notice may be provided by: (a) oral notice in person or by telephone, (b) written notice by mail, private carrier, personal delivery, telegraph, teletype or facsimile transmission (with confirmation of receipt) or (c) with the consent of the director entitled to receive notice, by electronic transmission.

3.10.3     Effectiveness of Notice. Notice given orally or by personal delivery is effective when received by a director. Notice given by mail is effective five (5) days after its deposit in the U.S. mail, as evidenced by the postmark, if delivered by postage prepaid envelope directed to each director at such director’s address as it appears in the records of the corporation. Notice given by private carrier is effective when delivered to the director’s address as it appears in the records of the corporation. Notice given by telegraph, teletype or facsimile transmission (with confirmation of receipt) is effective when dispatched to the director’s address, telephone number or other number appearing on the records of the corporation. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (a) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (b) if by posting on an electronic network together with separate notice to the director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the director. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, by private carrier, by telegraph, teletype or facsimile transmission or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

3.11	Waiver of Notice

3.11.1     Waiver by Delivery of a Record. A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice, and the waiver shall be equivalent to the giving of notice. The waiver must be delivered to the corporation by the director entitled to the notice for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or in an executed and dated electronically transmitted record.

3.11.2     Waiver by Attendance. A director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

3.11.3     Dissent by Directors. Any director who is present at any meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to the holding of, or the transaction of business at, the meeting; or unless the director’s dissent or abstention shall be entered in the minutes of the meeting; or unless the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting. Such right to dissent or abstention shall not be available to any director who votes in favor of such action.

3.12	Committees

The Board may, in its discretion, by resolution passed by a majority of the whole Board, appoint various committees consisting of two (2) or more members of the Board, including an Executive Committee, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing such committee. A majority of any such committee, composed of more than two (2) members of the Board, may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee. Committees of directors may exercise the authority of the Board to the extent specified by such resolution or in the Articles of Incorporation or these Bylaws. However, no committee shall: (a) authorize or approve a distribution (as defined in RCW 23B.01.400) except according to a general formula or method prescribed by the Board; (b) approve or propose to shareholders action that by law is required to be approved by shareholders; (c) fill vacancies on the Board or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee of directors (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board.

3.13	Action by Written Consent

Any action required or which might be taken at a meeting of the Board or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall be filed in the corporation’s minute book, or with the records of the committee so acting. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a later effective date.

3.14	Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

3.15	Compensation of Directors

By resolution of the Board or a committee thereof, or as otherwise permitted by applicable law, rule or regulation, the directors may be paid their expenses, if any, and may be paid a fixed sum, stated salary or other compensation as a director, for attendance at each meeting of the Board and any committee meeting thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

3.16	Nomination of Director Candidates

3.16.1     Nominations for Directors. Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (a) the Board or a duly authorized committee thereof or (b) any shareholder of the corporation who is a shareholder of record at the time of giving the notice provided for in Sections 3.16.2 and 3.16.3, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 3.16.

3.16.2     Director Nomination Procedures. All nominations by shareholders must be made pursuant to timely notice given in writing to the Secretary of the corporation. To be timely, a shareholder’s nomination for a director to be elected at an annual meeting must be received at the corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (a) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), (i) the name and address, as they appear on the corporation’s books, of the shareholder who intends to make the nomination and of any other Nominating Person, (ii) the class or series and number of shares of the corporation which are owned beneficially and of record by the shareholder and any other Nominating Person as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the corporation owned beneficially and of record by the shareholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (iv) the following information regarding the ownership interests of the shareholder and any other Nominating Person, which shall be supplemented in writing by the shareholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (A) a description of any Derivative Instrument directly or indirectly owned beneficially by such shareholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (B) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or other Nominating Person has a right to vote any shares of any security of the corporation (other than revocable proxies received pursuant to a solicitation of proxies in accordance with the Exchange Act); (C) a description of any Short Interests in any securities of the corporation directly or indirectly owned beneficially by such shareholder or other Nominating Person; (D) a description of any rights to dividends on the shares of the corporation owned beneficially by such shareholder or other Nominating Person that are separated or separable from the underlying shares of the corporation; (E) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such shareholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or other Nominating Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such shareholder or other Nominating Person; and (H) a description of any direct or indirect interest of such shareholder or other Nominating Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) a description of all arrangements or understandings between the shareholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any other Nominating Person, on the one hand, and each nominee, and his, her or its respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (vii) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”), had the nominee been nominated, or intended to be nominated, by the Board, and (b) the signed consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the second sentence of this Section 3.16.2, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least on hundred (100) days prior to the one-year anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting, a shareholder’s notice required by this Section 3.16.2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

3.16.3     Nominations at Special Meetings. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder who is a shareholder of record both at the time the notice required by Section 3.16.2 is delivered to and received by the Secretary and at the time of the special meeting, who is entitled to vote at the special meeting and in such election of directors and who complies with the notice procedures set forth in this Section 3.16. Nominations by shareholders may be made at such a special meeting of shareholders if the shareholder’s notice as required by Section 3.16.2 is delivered to the Secretary at the principal executive offices of the corporation not earlier than sixty (60) days prior to such special meeting and not later than the close of business on the later of the twentieth (20th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

3.16.4     Definitions. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 3.16, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person (a) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (b) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

3.16.5     General.

(a)     Only those persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors at any meeting of shareholders. The Chairperson of the Board or Secretary may, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 3.16 (including if the shareholder does not provide the updated information required under Section 3.16.2 to the corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of shareholders, notwithstanding that proxies in respect of such vote may have been received. The chairperson of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination is not in compliance with this section (including if the shareholder does not provide the updated information required under Section 3.16.2 to the corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting or a special meeting of shareholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.16, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(b)     Notwithstanding the foregoing provisions of this Section 3.16, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.16; provided, however, that any references in this Section 3.16 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3.16. Nothing in this Section 3.16 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

Article IV
Officers

4.1	Appointment

The officers of the corporation shall be appointed annually by the Board at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office until the next annual meeting of the Board and until his or her successor is appointed and qualified.

4.2	Qualification

None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.

4.3	Officers Enumerated

Except as otherwise provided by resolution of the Board, the officers of the corporation and their respective powers and duties shall be as follows:

4.3.1     Chairperson of the Board. The Chairperson of the Board (if such an officer be appointed) shall be a director and shall perform such duties as shall be assigned to him or her by the Board and in any employment agreement. The Chairperson of the Board shall preside at all meetings of the shareholders and at all meetings of the Board at which he or she is present. The Chairperson of the Board may sign deeds, mortgages, bonds, contracts and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. If the Chief Executive Officer or the President dies or becomes unable to act, the Chairperson of the Board shall perform the duties of the Chief Executive Officer or the President, as applicable, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer or the President, as applicable.

4.3.2     Chief Executive Officer. Subject to such supervisory powers as may be given by the Board to the Chairperson of the Board (if such officer be appointed), the Chief Executive Officer, subject to the control of the Board and the Executive Committee (if one be established), shall, along with the President of the corporation, supervise and control all of the assets, business and affairs of the corporation. Unless otherwise specified by the Board, the Chief Executive Officer shall be the chief operating officer of the corporation and perform the duties customarily performed by chief operating officers. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. The Chief Executive Officer shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time. In the absence or non-existence of the Chairperson of the Board, the Chief Executive Officer shall preside over all meetings of the shareholders and over all meetings of the Board. The Chief Executive Officer shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

4.3.3     President. Subject to such supervisory powers as may be given by the Board to the Chairperson of the Board (if such an officer be appointed), the President, subject to the control of the Board and the Executive Committee (if one be established), shall, along with the Chief Executive Officer, supervise and control all of the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

4.3.4     Vice Presidents. If no Chairperson of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as chairperson of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the President or the Chairperson of the Board (if one be appointed).

4.3.5     Secretary. The Secretary shall:

(a)     have responsibility for preparing minutes of meetings of the shareholders and the Board and for authenticating records of the corporation;

(b)     see that all notices are duly given in accordance with the provisions of Sections 2.3, 2.5, 3.8, 3.9 and 3.10 of these Bylaws and as required by law;

(c)     be custodian of the corporate records and seal of the corporation, if one be adopted;

(d)     keep a register of the post office address of each shareholder and director;

(e)     attest certificates for shares of the corporation;

(f)     have general charge of the stock transfer books of the corporation;

(g)     when required by law or authorized by resolution of the Board, sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts and other instruments; and

(h)     in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.3.6     Treasurer. The Treasurer shall:

(a)     have charge and custody of and be responsible for all funds and securities of the corporation;

(b)     receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and

(c)     in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.4	Delegation

In case of the absence or inability to act of any officer of the corporation and of each person herein authorized to act in his or her place, the Board may from time to time delegate the powers and duties of such officer to any other officer or other person whom it may select.

4.5	Resignation

Any officer may resign at any time by delivering notice to the corporation. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

4.6	Removal

Any officer or agent may be removed by the Board with or without cause. An officer empowered to appoint another officer or assistant officer also has the power with or without cause to remove any officer he or she would have the power to appoint whenever in his or her judgment the best interests of the corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.7	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

4.8	Other Officers and Agents

One or more Vice Presidents and such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board or, to the extent provided in Sections 4.3.2 and 4.3.3 above, by the Chief Executive Officer or President. Such other officers and assistant officers shall hold office for such periods, have such authorities and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities and duties.

4.9	Compensation

Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board or a committee thereof, pursuant to applicable law, rule or regulation, or by the Chief Executive Officer to the extent such authority may be delegated to him or her by the Board of Directors and applicable law, rule or regulation. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he or she is also a director of the corporation.

4.10	General Standards for Officers

Officers with discretionary authority shall discharge their duties under that authority in accordance with the same standards of conduct applicable to directors as specified in Section 3.1 above (except for subsection (c) thereof).

Article V
Contracts, Checks and Drafts

5.1	Contracts

The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Subject to the limitations set forth in RCW 23B.08.700 through 23B.08.730 and 23B.19.040, to the extent applicable:

(a)     The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower or otherwise with its directors and shareholders and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members or otherwise.

(b)     Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director’s or shareholder’s having an interest in the contract or transaction.

5.2	Checks, Drafts, Etc.

All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as may be determined from time to time by resolution of the Board.

5.3	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Treasurer, subject to the direction of the Board, may select.

Article VI
Capital Stock

6.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration.

6.2	Certificates of Stock

6.2.1     Issuance of Shares. Shares of the corporation may be uncertificated, as provided under the Washington Business Corporation Act, or certificated in such form, not inconsistent with the Articles of Incorporation, as the Board may from time to time prescribe.

6.2.2     Shares Without Certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information listed in Section 6.2.3(a)-(e).

6.2.3     Certificates of Stock. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chief Executive Officer, President or a Vice President, attested to by the Secretary or an Assistant Secretary and sealed with the corporate seal, if any. If any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary upon that certificate may be facsimiles that are engraved or printed. If any person who has signed or whose facsimile signature has been placed on a certificate no longer is an officer when the certificate is issued, the certificate may nevertheless be issued with the same effect as if the person were still an officer at the time of its issue. Every certificate of stock shall state:

(a)     the name of the corporation and that it is organized under the laws of the State of Washington;

(b)     the name of the registered holder of the shares represented thereby;

(c)     the number and class of shares, and the designation of the series, if any, which such certificate represents;

(d)     if the corporation is authorized to issue different classes of shares or different series within a class, either a summary of (on the face or back of the certificate), or a statement that the corporation will furnish to any shareholder upon written request and without charge a summary of, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board to determine variations for future series; and

(e)     if the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the corporation, either a complete description of or a reference to the existence and general nature of such restrictions on the face or back of the certificate.

6.2.4     Lost, Destroyed or Mutilated Certificates. In the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board may prescribe.

6.3	Stock Records

The corporation or its agent shall maintain at the registered office or principal office of the corporation, or at the office of the transfer agent or registrar of the corporation, if one be designated by the Board, a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	Restrictions on Transfer

The Board shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that such restrictions are not applicative under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend (or a legend of substantially the same import) on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

NOTICE: RESTRICTIONS ON TRANSFER

The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation.

6.5	Transfers

Shares of certificated stock may only be transferred by delivery of the certificates therefor, accompanied by an assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Shares of uncertificated may only be transferred by delivery of proper instructions from the registered owner thereof. In each case, the corporation may require such additional documents, instruments and other items of evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract or otherwise.

Except as otherwise specifically provided in these Bylaws, the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document transfer made by the holder of record or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney-in-fact authorized by power of attorney duly executed. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.2.4.

Article VII
Records of Corporate Meetings

The corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board, including committee minutes, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation. The corporation shall keep at its principal office a copy of the minutes of all shareholders’ meetings that have occurred, and records of all action taken by shareholders without a meeting, within the past three (3) years. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board or shareholders when certified by the President or Secretary.

Article VIII
Financial Matters

The corporation shall maintain appropriate accounting records at its principal office and shall prepare the annual financial statements required by RCW 23B.16.200. Except to the extent otherwise expressly determined by the Board or otherwise required by law, the accounting records of the corporation shall be kept and prepared in accordance with generally accepted accounting principles applied on a consistent basis from period to period. The fiscal year of the corporation shall be the calendar year unless otherwise expressly determined by the Board.

Article IX
Corporate Seal

The Board may adopt a corporate seal for the corporation in such form and with such inscription as the Board may determine. The application or failure to apply such seal to any document or instrument will have no effect upon the validity or invalidity of such document or instrument under otherwise applicable principles of law.

Article X
General Provisions

10.1	Communications by Facsimile

Without limiting the manner by which notice may otherwise validly be given in accordance with the Washington Business Corporation Act, whenever these Bylaws require notice, consent or other communication to be delivered for any purpose, transmission by phone, wire, wireless equipment or electronic mail which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose. Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

10.2	Construction

Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

10.3	Severability

If any provision of these Bylaws or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of these Bylaws, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby.

10.4	Time Periods

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article XI
Amendments

Any officer of the corporation may authenticate a restatement of the Bylaws and all amendments thereto adopted in the manner provided below.

11.1	By the Board

Except as otherwise set forth in these Bylaws or the Articles of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by Board, except that the Board may not amend or repeal any Bylaw that the shareholders (subject to the limitation(s) of RCW 23B.02.060(4) and 23B.08.010(2)(b)) have expressly provided, in amending or repealing the Bylaw, may not be amended or repealed by the Board.

11.2	By the Shareholders

Except as otherwise set forth in these Bylaws or the Articles of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted (in each case subject to the limitation(s) of RCW 23B.02.060(4) and 23B.08.010(2)(b)) by the affirmative vote of the holders of at least a two-thirds of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of shareholders, or at any special meeting of shareholders, provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

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